EXHIBIT 3.4

                        BYLAWS OF WORLD WIDE VIDEO, INC.

                                   (VIRGINIA)




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                                     BY-LAWS

                                       OF

                             WORLD WIDE VIDEO, INC.



                       ARTICLE I - STOCKHOLDERS' MEETINGS

         Section 1. Annual Meeting: The annual meeting of the stockholders shall be held each year, on such business day and at such place and hour as may be provided in the notice of meeting, for the purpose of election of Directors and for the transaction of such other business as may properly come before the meeting. Notice of the time and place of the annual meeting of stockholders shall be given by mailing a notice thereof to each stockholder of record at least ten days and not more than sixty days prior to said meeting, postage prepaid, addressed to his last known post office address.

         Section 2. Other Meetings: Special meetings of stockholders may be called by the Chairman of the Board of Directors, the President or by the Board of Directors. Notice of such special meetings shall be given in the same manner as is provided in the case of annual meetings and such meetings shall be at such place as may be provided in the notice of the meeting. Notwithstanding the foregoing, notice of a meeting of the stockholders to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or disposition of all or substantially all of the corporation's property or the dissolution of the corporation shall be given not less than twenty-five calendar days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail,


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postage  prepaid,  addressed to the  stockholder at his address as it appears on the stock transfer books of the corporation at the close of business on the record date established by resolution of the Board of Directors for such meeting pursuant to Section 3 of this Article.

         Section 3. Fixing the Record Date: The stockholders entitled to notice of or to vote at any meeting of the stockholders, or the stockholders entitled to receive payment of a dividend are the stockholders of record at the close of business on the date before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be.

         Section 4. Quorum and Voting: Unless otherwise provided by law, a majority of the outstanding shares entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of stockholders and if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall, unless otherwise provided by law, be the act of the stockholders. Each stockholder shall be entitled to one vote in person, or by proxy, for each share entitled to vote standing in his name on the books of the Corporation. Cumulative voting by stockholders at meetings or for any other purpose is prohibited.

     Section 5. Conduct of Meetings: The President shall preside over all meetings of the stockholders. The Secretary of the Corporation shall act as Secretary of all the meetings if he is present and if not present, the Chairman

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of the meeting shall appoint a Secretary of the meeting.  The  stockholders  may take actions without meetings pursuant to ss.13.1-657 of the Code of Virginia.


                         ARTICLE II - BOARD OF DIRECTORS

         Section 1. Number, Election and Terms: The management and control of the business of the Corporation shall be vested in a Board of Directors, consisting of one person. The number of Directors may be increased or decreased from time to time by amendment of these By-Laws adopted by the stockholders. The Board of Directors shall be elected at the annual meeting of the stockholders and any special meeting held in lieu thereof. Directors shall hold office until removed, or until the next annual meeting of the stockholders, or until their successors are elected.

         Section 2. Removal and Vacancies: The stockholders at any meeting, by a vote of the holders of a majority of all the shares of Common Stock at the time outstanding and having voting power, may remove any Director and fill the vacancy. Any vacancy in the Board of Directors caused by resignation, death or otherwise, may be filled by the remaining Directors at a special meeting called for that purpose, or by the stockholders at any regular or special meeting held prior to the filling of such vacancy by the Board as above provided. The person so chosen as Director shall hold office until removed, or until the next annual meeting of stockholders, or until his successor is elected.


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     Section 3. Quorum: A majority of the number of Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 4. Meetings and Notices: Meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon the call of the President, or upon the call of a majority of the members of the Board. Notice of any meeting not held at a time fixed by a resolution of the Board shall be given to each Director at least 24 hours before the meeting by delivering such notice to his residence or business address. Any such notice shall contain the time and place of the meeting, but need not contain either the business to be transacted or the purpose of any meeting. Meetings of the Board of Directors may be held within or without the Commonwealth of Virginia, and meetings may be held without notice if all the Directors are present or those not present waive notice before or after the meeting. The Board of Directors may take actions without meetings pursuant to ss.13.1-685 of the Code of Virginia.


                             ARTICLE III - OFFICERS

         Section 1. Election, Removal and Duties: The Board of Directors, promptly after its election each year, shall elect a President (who shall be a Director) and shall also elect a Secretary, who nay be the same person as the President, and may elect or appoint a Treasurer and one or more Vice-Presidents or such other officers as it may deem proper. Any officer may hold more than one


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office.  However, if the corporation has only one stockholder,  such stockholder may hold all offices. All officers shall serve for a term of one year and until their respective successors are elected, but any officer may be removed summarily with or without cause at any time by the vote of the majority of all of the Directors. Vacancies among the officers shall be filled by the Directors. The officers of the Corporation shall have such duties as generally pertain to their respective offices and as are required by law as well as such powers and duties as from time to time may be delegated to them by the Board of Directors.


                              ARTICLE IV - NOTICES

         Section 1. Notice: Whenever the provisions of law, or of these By-Laws require notice to be given to any stockholder, director or officer, such notice shall be given in manner prescribed by said By-Laws, or in the absence of By-Laws in such manner as prescribed by the laws of the State of Virginia.

         Section 2. Waiver: A waiver of any notice in writing, signed by a stockholder, director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any stockholder, director or officer.


                         ARTICLE V - STOCK CERTIFICATES

     Section 1. Form: Certificates of stock shall be issued in numerical order in such form as may be approved by the Board of Directors, and each stockholder shall be entitled to a certificate or certificate s signed by the President and


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by the Secretary with the corporate seal impressed upon them,  certifying to the number of shares owned by him.

     Section 2. Transfers: All transfers of stock of the Corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder.

     Section 3. Replacements: In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the Board of Directors may prescribe.

         Section 4. Registered Stockholders: Registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the stock standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by these By-Laws or by the laws of Virginia.

         Section 5. Regulations: The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the Corporation, not inconsistent with the laws of Virginia, the Articles of Incorporation and these By-Laws.




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                                ARTICLE VI - SEAL

         Section 1. Seal: The Corporate Seal of the Corporation shall be of such size, shape, design and shall bear such words, numbers and inscription as may be determined and adopted by resolution of the Board of Directors.


                       ARTICLE VII - AMENDMENT OF BY-LAWS

     Section 1. Amendments: The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors except as stated in
Article II, Section 1.

         Section 2. Vote by Directors: Any alteration, amendment or repeal of these By-Laws or adoption of new By-Laws by the Board of Directors shall be by a majority of the whole Board of Directors at any regular or special meeting.


                     ARTICLE VIII - CHECKS, NOTES AND DRAFTS

         Section 1. Signatures: Checks, notes, drafts and other orders for the payment of money shall be signed by such person or persons as the Board of Directors from time, to time may authorize. The signature of any such person may be a facsimile when authorized by the Board of Directors.


                          ARTICLE IX - INDEMNIFICATION

     Section 1. Indemnification: Each person now or hereafter a director or Officer of the Corporation (and his heirs, executors and administrators) shall be indemnified by the corporation against all claims, liabilities, judgments, settlements, costs and expenses, including all attorney's fees, imposed upon or


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reasonably  incurred by him in  connection  with or  resulting  from any action, suit, proceeding or claim to which he is or may be made a party, by reason of his being or having been a director or officer of the Corporation (whether or not a director or officer at the time such costs or expenses are incurred by or imposed upon him), except in relation to matters as to which he shall have been finally adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties as such director or officer. In the event of any other judgment against such director or officer or in the event of a settlement, the indemnification shall be made only if the Corporation shall be advised, in the case none of the persons involved shall be or have been a director, by the Board of Directors of the Corporation, and otherwise by independent counsel to be appointed by the Board of Directors, that in its or his opinion such wilful misconduct in the performance of his duty, and in the event of a settlement, that such settlement was or is in the best interest of the Corporation. If the determination is to be made by the Board of Directors, it may rely as to all questions of law on the advice of independent counsel. Such right of indemnification shall not be deemed exclusive of any rights to which he may be entitled under any ByLaw, agreement, vote of shareholders, or otherwise.

Date:    August 4, 1997                        /s/ John G. Perry
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                                               Director

Date:    August 1, 1997                        /s/ Frank A. Maas
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                                               Director

ATTEST:

/s/ Frank A. Maas
----------------------------
Secretary